Exhibit 10.25 - Settlement Agreement and Mutual Release between the Company and WebCT dated November 2003.

                 SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE

      THIS SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE (the "Settlement Agreement") is entered into between WebCT, Inc. ("WebCT") and Magna-Lab Inc. ("Magna") as of November 7, 2003.

      WHEREAS, Magna has failed to satisfy certain of its obligations under a certain Sublease dated July 2001 between Magna and WebCT;

      WHEREAS, WebCT has agreed to release Magna for all of its obligations under the Sublease subject to the terms and conditions set forth in this Settlement Agreement;

      WHEREAS, Magna has agreed to release WebCT for all of its obligations under the Sublease subject to the terms and conditions set forth in this Settlement Agreement; and

      WHEREAS, the parties hereto are desirous of settling their differences amicably and short of protracted litigation;

      NOW THEREFORE, in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration, receipt and legal sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

      1. WebCT hereby releases and forever discharges Magna and its respective subsidiary or affiliated companies and their affiliated officers, directors, shareholders, agents, employees, representatives, successors and assigns, from any and all claims, defenses demands, rights of setoff or recoupment, suits, lawsuits, liabilities, damages, actions, causes of action or complaints of whatever nature or kind from the beginning of time to the date of this release ("WebCT Claims").

      2. Magna hereby releases and forever discharges WebCT and its respective parent, subsidiary or affiliated companies and their affiliated officers, directors, shareholders, agents, employees, representatives, successors and assigns, from any and all claims, defenses demands, rights of setoff or recoupment, suits, lawsuits, liabilities, damages, actions, causes of action or complaints of whatever nature or kind ("Magna Claims") from the beginning of time to the date of this release.

      3. Upon execution of this Settlement Agreement by WebCT, Magna will cause to be delivered to WebCT a check for seventy-five thousand dollars (US$75,000.00) (the "Settlement Amount") on or before November 20, 2003.

      4. No portion of this Settlement Agreement shall be construed as extinguishing any rights or remedies of any party against any other party for any default that may arise in the future under this Settlement Agreement.

      5. The parties agree that they are entering into this Settlement Agreement as a compromise of disputed claims, to avoid the cost and expense of litigation. By entering into this Settlement Agreement, neither party admits wrongdoing or any liability whatsoever.

      6. This Settlement Agreement embodies the full and complete understanding and agreement between the parties hereto with respect to the matters involved herein, and supersedes any previous negotiations or agreements between the parties with respect to such matters. This Settlement Agreement was not entered into in reliance upon any statement or representation by either party other than those set forth herein. If one or more provisions of this Settlement Agreement are held to be unenforceable under applicable law, such provisions(s) shall be excluded from this Settlement Agreement and the balance of the Settlement Agreement shall be interpreted as if such provision(s) were so excluded (but in a manner that most closely effects the intent of the parties as of the date of this Settlement Agreement) and the modified agreement shall be enforceable in accordance with its remaining terms. No amendment or modification of this Settlement Agreement shall be effective unless executed in writing by the parties hereto.

      7. This Settlement Agreement shall be binding and inure to the benefit of each of the parties, and to each of their attorneys, agents, directors, officers, employees, heirs, executors, administrators, legal successors and assigns, and any other person claiming by and through them.

      8. The parties acknowledge that they are authorized and competent to execute this Settlement Agreement, and that before executing it, each has read this document, discussed and reviewed it with their counsel, and that each party fully understands each provision contained herein.

      9. This Settlement Agreement may be executed in two or more counterparts each of which shall be considered an original, but all of which together shall constitute the same agreement.

      10. If any action, suit or proceeding is brought by a party hereto with respect to any controversy, claim or other matter arising out of or relating to this Settlement Agreement, or the breach thereof of any section of this Settlement Agreement, all costs and expenses of such action, suit or proceeding, including reasonable attorney's fees and expenses, shall be borne by each party separately.

IN WITNESS WHEREOF, the parties have caused this Settlement Agreement to be executed as of the day and year set forth above and do each hereby warrant and represent that their respective signatories whose signature appears below have been and are on the date of this Settlement Agreement duly authorized by all necessary and appropriate action to execute this Settlement Agreement.

WEBCT, INC.


By:    /s/ John Giordano
       ---------------------------------------------------------

Name:  John Giordano
       ---------------------------------------------------------

Title: Executive Vice President and Chief Financial Officer
       ---------------------------------------------------------

Date:  November   , 2003
       ---------------------------------------------------------

MAGNA-LAB INC.


By:    /s/ Kenneth C. Riscica
       ---------------------------------------------------------

Name:  Kenneth C, Riscica
       ---------------------------------------------------------

Title: Treasurer and Secretary
       ---------------------------------------------------------

Date:  November __, 2003
       ---------------------------------------------------------

Acknowledgements:

COMMONWEALTH OF MASSACHUSETTS )
                              ) ss.:
COUNTY OF ___________________ )

On the __ day of October in the year 2003, before me, the undersigned, personally appeared _____________________personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity, and that by his/her/their signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

STATE OF NEW YORK             )
                              ) ss.:
COUNTY OF NASSAU              )

On the __ day of October in the year 2003, before me, the undersigned, personally appeared _____________________personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity, and that by his/her/their signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.